UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 12, 2013

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2013, Sypris Solutions, Inc. (the “Company”) announced its financial results for the third quarter ended September 29, 2013. The full text of the press release is set forth in Exhibit 99.1 hereto. The Company has also released certain supplemental financial information that can be accessed through the Company’s website at http://www.sypris.com.

The information in this Form 8-K and the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013, the board of directors of Sypris Solutions, Inc. (the “Company”) elected Gary L. Convis, age 71, as a Class III member of the Company’s board of directors. The full text of the press release is set forth in Exhibit 99.2 hereto.

The Company anticipates that, in his role as a director of the Company, Mr. Convis will provide strategic guidance to the Company with his extensive knowledge of the Toyota Production System and first-hand experience with many of the companies that make up the heavy vehicle manufacturing marketplace.

There are no arrangements or understandings pursuant to which Mr. Convis was selected as a director of the Company.

Mr. Convis will be compensated in accordance with the Sypris Solutions, Inc. Directors Compensation Program on the same basis as each of the other non-employee directors.

Gary L. Convis has served as Chief Operations Officer for Bloom Energy since January 2012. Mr. Convis served as Special Advisor to the Chief Executive Officer and President of Dana Holding Corporation from January 2010 to December 2011 and as Vice Chairman of Dana Holding Corporation from January 2009 to December 2009. Mr. Convis served as Chief Executive Officer and President of Dana Holding Corporation from April 2008 to December 2008. From 2003 to 2007, Mr. Convis served as an Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc. and as Managing Officer of Toyota Motor Corp from May 2003 to July 2007. He started his career with Toyota in 1984 as part of the start-up team for New United Motor Manufacturing, Inc., Toyota's joint venture with General Motors. Additionally, Mr. Convis served 18 years with Ford Motor Corporation following a three-year tenure with General Motors. Mr. Convis has served on the Board for a number of companies, including Toyota Motor Manufacturing Kentucky Inc., where he served as Chairman of the Board (from May 2003 to July 2007); Cooper-Standard Holdings Inc. (from 2007 to May 2010); Dana Holding Corporation (from January 2008 to December 2009); and Achates Power, Inc. (since 2007) a developer of internal combustion engines.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On November 12, 2013, Sypris Solutions, Inc. (the “Company”) announced its financial results for the third quarter and ended September 29, 2013. The full text of the press release is set forth in Exhibit 99.1 hereto.  The Company has also released certain supplemental financial information that can be accessed through the Company’s website at http://www.sypris.com.

The information in this Form 8-K and the attached Exhibit as well as the supplemental information referenced above is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

          Exhibit Number         Description of Exhibit
          99.1                             Press release issued November 12, 2013.

          99.2                             Press release issued November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 12, 2013	Sypris Solutions, Inc.

		By:	/s/ Brian A. Lutes
Brian A. Lutes
Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Registrant’s press release dated November 12, 2013.
99.2	Registrant’s press release dated November 12, 2013.